SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 24, 2007
(Date of earliest event reported)
SALLY BEAUTY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number)	36-2257936 (I.R.S. Employer Identification Number)
3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)
(940) 898-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment to CEO Termination Agreement
On January 24, 2007, the Compensation Committee (the “Committee”) of the Board approved and authorized the Company to enter into an amendment (the “Amendment”) to the Termination Agreement with Chief Executive Officer Gary G. Winterhalter. The Amendment extends Mr. Winterhalter’s eligibility to receive severance payments upon an eligible termination of employment to include eligible terminations occurring on or after November 16, 2008, and provides a lump sum cash payment in lieu of participation in certain benefits plans beyond a stated period following an eligible termination of employment.
As amended, Mr. Winterhalter’s termination agreement provides that in the event Mr. Winterhalter’s employment is terminated by the Company without “cause” or by Mr. Winterhalter for “good reason”, the Company will pay to Mr. Winterhalter (i) if the date of the termination is prior to November 16, 2008, a lump sum payment equal to 2.99 times his current salary plus 2.99 times the average dollar amount of his actual or annualized annual bonus, paid or payable, to Mr. Winterhalter in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs, or (ii) if the date of termination is on or after November 16, 2008 , a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, to Mr. Winterhalter in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs.
In addition, for 18 months subsequent to a termination of employment by the Company without “cause” or by Mr. Winterhalter for “good reason”, the Company will continue to provide Mr. Winterhalter with medical benefits. At the conclusion of the 18 month period, the Company will pay Mr. Winterhalter a lump sum cash payment in an amount equal to the monthly cost to the Company of such benefits times (i) 18 if the date of termination is prior to November 16, 2008, or (ii) six if the date of termination is on or after November 16, 2008.
For the purposes of Mr. Winterhalter’s termination agreement “cause” means (i) a material breach of his duties and responsibilities that is demonstrably willful and deliberate, that is committed in bad faith or without reasonable belief that such breach is in the best interests the Company, and that is not remedied in a reasonable period of time after receipt of written notice specifying such breach, or (ii) the commission of a felony involving moral turpitude. “Good reason” means the occurrence of any of the following, without Mr. Winterhalter’s consent, unless such circumstances are corrected within the 15-day period following delivery to the Company of Mr. Winterhalter’s notice of intention to terminate his employment for “good reason”: (i) certain material adverse changes in Mr. Winterhalter’s duties, responsibilities, positions or status, (ii) a change in Mr. Winterhalter’s reporting responsibilities, (iii) a reduction in Mr. Winterhalter’s annual base salary, (iv) any requirement that Mr. Winterhalter relocate by more than 20 miles, or (v) the failure of Sally Holdings or its affiliates to provide welfare benefits, fringe benefits, paid vacation, or to reimburse Mr. Winterhalter promptly for all reasonable employment expenses incurred by him, in accordance with, in each case, the plans, practices, programs and policies as in effect generally at any time with respect to other peer executives of the Company.
The description of the Amendment and Mr. Winterhalter’s termination agreement is subject to, and qualified in its entirety by reference to (i) the form of the Amendment which is filed herewith as Exhibit 10.1, and (ii) the Termination Agreement, dated as of June 18, 2006, among Alberto-Culver Company, Sally Holdings, Inc. and Gary G. Winterhalter, which is incorporated by reference from Exhibit 10.9 to the Current Report on Form 8-K filed by Alberto-Culver Company (the former parent of the Company) on June 22, 2006.

Executive Officer Severance Agreement
On January 24, 2007, the Committee approved and authorized the Company to enter into a Severance Agreement with Beauty Systems Group President John R. Golliher. The agreement provides certain benefits if Mr. Golliher’s employment is terminated in the 24 months following a Change in Control by a qualifying termination, which includes termination by the Company without “cause” or by Mr. Golliher for “good reason.” These benefits include (i) a cash payment equal to Mr. Golliher’s annual bonus, as determined in accordance with Sally Beauty’s annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the termination, (ii) a lump-sum cash payment equal to 1.99 times Mr. Golliher’s annual base salary at the time of termination plus 1.99 times the average dollar amount of the Mr. Golliher’s actual or annualized annual bonus in respect of the five years preceding termination, and (iii) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination.
For purposes of the Severance Agreement, “cause” generally includes the executive’s (i) willful and deliberate breach of his or her duties and responsibilities or (ii) commission of a felony involving moral turpitude. “Good Reason” generally includes (i) a change to the executive’s position, duties or responsibilities, (ii) reduction of the executive’s rate of salary or diminution of employee benefits, or (iii) relocation of the executive of more than 20 miles from the facility where the executive was located at the time of the Change in Control. “Change of Control” generally includes (i) the acquisition by any person, other than CDRS Acquisition LLC or its affiliates, of 20% or more of the voting power of Sally Beauty’s outstanding common stock, (ii) a change in the majority of the incumbent board of directors, (iii) a reorganization, merger or consolidation of Sally Beauty or sale of substantially all of Sally Beauty’s assets, or (iv) shareholder approval of the complete liquidation or dissolution of Sally Beauty.
The Form of Severance Agreement entered into with Mr. Golliher is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 22, 2006, which is incorporated herein by reference.
Restoration Payments
Prior to the Company’s separation from Alberto-Culver Company on November 16, 2006, certain employees participated in a deferred compensation plan under which Alberto-Culver made “restoration payments” which were intended to compensate the participating employees for contributions that would otherwise have been made to each employee’s qualified retirement savings plan account, had such contributions not been limited by Internal Revenue Service rules. The Company has elected not to maintain such a deferred compensation plan; however, on January 24, 2006, the Committee approved cash payments to employees of the Company in lieu of “restoration payments” such employees may have been eligible to receive under the Alberto-Culver Company deferred compensation plan, had they continued to participate in the plan, in 2007 and 2008. Payments will be made to named executive officers of the Company in the following amounts:

Officer	February 2007 Payment	February 2008 Payment
Gary Winterhalter	$62,932.90	$62,557.90
Bennie Lowery	$19,452.06	$19,077.06
Richard Dowd	$9,031.07	$8,656.07
John Golliher	$6,810.15	$6,435.15

Item 9.01	Financial Statements and Exhibits
(d) See exhibit index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 29, 2007

SALLY BEAUTY HOLDINGS, INC.
By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of First Amendment to the Termination Agreement with Gary G. Winterhalter.